Exhibit 10.1
PRG-SCHULTZ INTERNATIONAL, INC.
AMENDMENT OF PERFORMANCE UNIT AGREEMENT
     THIS AMENDMENT OF PERFORMANCE UNIT AGREEMENT (this “Amendment”) is entered into as of the                                          day of December, 2007, by and between PRG-Schultz International, Inc., a Georgia corporation (the “Company”), and                                                            (the “Participant”).
W I T N E S S E T H:
     WHEREAS, the Company previously adopted the PRG-Schultz International, Inc. Amended and Restated 2006 Management Incentive Plan, effective as of September 1, 2006 (the “Plan”); and
     WHEREAS, the Participant was awarded Performance Units (as defined in the Plan) subject to and in accordance with the terms of the Plan and the related Performance Unit Agreement by and between the Company and the Participant dated as of the                      day of              , 200                     (the “Performance Unit Agreement”); and
     WHEREAS, payment of the Participant’s vested Performance Units are to be made in accordance with the payment schedule set forth in the Performance Unit Agreement; and
     WHEREAS, on November 13, 2007, the transition rule under Section 409A of the Code (as defined in the Plan) was extended through December 31, 2008 and, as a result, the Company has agreed to permit the Participant to have greater flexibility with respect to the timing of the payment of the Participant’s vested Performance Units as set forth herein; and
     WHEREAS, the Company and the Participant intend that any new payment election the Participant makes be consistent with the transition rule under Section 409A of the Code (as defined in the Plan) and the final regulations thereunder, which permit certain changes in the time and form of payments.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant agree as follows:
     1. The Plan. The Plan, as amended from time to time in accordance with its terms, is incorporated herein by this reference and made a part hereof. To the extent that anything herein is inconsistent with the Plan, the terms in the Plan shall control. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Plan. The Participant acknowledges receipt of a copy of the Plan.
     2. Additional Payment Schedule Flexibility. The Performance Unit Agreement is hereby amended by adding the following new provisions as Paragraphs 3(d) and 3(e):

(d) Notwithstanding Paragraph 3(c) above, Participant may, at any time and from time to time, change his or her payment schedule (the original payment schedule having been included as Exhibit A to the Performance Unit Agreement), subject to compliance with the following:
     (i) the new payment schedule may only apply to amounts that would otherwise be payable in a calendar year after the calendar year in which the election is effective (the calendar year that includes the effective date of the election referred to hereinafter as the “Election Year”);
     (ii) the new payment schedule may not cause an amount which is otherwise payable in any year after the Election Year to be payable in the Election Year;
     (iii) any and all changes to the payment schedule pursuant to this Paragraph 3(d) must be made and effective on or before December 31, 2008 or, if later, the last day with respect to which the Section 409A transition rule may be extended;
     (iv) the payment schedule must comply with Section 6(a) of the Plan and the other terms of the Plan and Performance Unit Agreement (other than the original payment schedule reflected on Exhibit A to the Performance Unit Agreement and any other payment schedule previously elected hereunder);
     (v) payments may only be made as of April 30th of the calendar years between 2008 and 2016, inclusive;
     (vi) no less than twenty-five percent (25%) of the Performance Units granted to Participant, including any related adjustments pursuant to Section 8 of the Plan, may be selected for payment on any given date (as a result of which, there can be no more than four (4) payment dates); and
     (vii) all Performance Units of the Participant, including any related adjustments pursuant to Section 8 of the Plan, shall be paid in the same proportions as specified in the Participant’s newly-elected payment schedule, except that amounts paid previously shall have been paid, and amounts to be paid in the Election Year shall be paid, in the same proportions as specified in the Participant’s payment schedule applicable to such amounts.
(e) To the extent the Participant elects a new payment schedule pursuant to Paragraphs 3(c) or 3(d) above, the original payment schedule set forth in Exhibit A to the Performance Unit Agreement and any other previously-elected payment schedule(s) shall be of no further force or effect and shall be replaced with such newly-elected payment schedule. Any payment election pursuant to Paragraphs 3(c) or 3(d) above shall be made in the form attached hereto as Schedule 1 and shall only be effective when signed by the Participant and received by the Company’s Senior Vice President-Human Resources, General Counsel or other Company representative designated by the Chairman of the Company’s Compensation Committee.
     3. Entire Agreement. This Amendment and any new payment election made under the Performance Unit Agreement, as amended, together with the Plan and the Performance Unit Agreement, contains the sole and entire agreement of the Company and the Participant with respect to the transactions contemplated hereunder, and no representation, inducement, promise

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or agreement, oral or written, between Company and the Participant not incorporated herein shall be of any force or effect concerning the subject matter hereof.
     4. Successors and Assigns. This Amendment and any new payment election made under the Performance Unit Agreement, as amended, shall be binding upon and inure to the benefit of and be enforceable unless the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.
     5. Governing Law. This Amendment and any new payment election made under the Performance Unit Agreement, as amended, shall be governed by and construed under the laws of the State of Georgia.
     6. Section 409A Provision. Notwithstanding any other provisions of the Plan, this Amendment, the Performance Unit Agreement or any new payment election made under Paragraphs 3(c) or 3(d) of the Performance Unit Agreement, it is intended that each payment under the Performance Unit Agreement will be made in a manner, and at such time, as complies with the applicable requirements of Section 409A of the Code to avoid the unfavorable tax consequences provided therein for non-compliance with Section 409A of the Code. Accordingly, the Performance Unit Agreement, as amended, and any new payment election made under the Performance Unit Agreement shall be construed consistent with that intent. Any new payment elections the Participant makes under Paragraphs 3(c) or 3(d) of the Performance Unit Agreement, as amended, are intended to be consistent with the rules under Section 409A of the Code that permit new payment elections to be made with respect to both the time and/or form of any payment without the new payment election being treated as a prohibited change or acceleration of the payment.
     7. Amendment. This Amendment amends the Participant’s Performance Unit Agreement. Other than as set forth herein, the Performance Unit Agreement shall continue consistent with its terms.

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     IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the              day of December, 2007.

PRG-SCHULTZ INTERNATIONAL, INC.

By:

Name:

Title:

PARTICIPANT

Name:

SCHEDULE 1
PRG-SCHULTZ INTERNATIONAL, INC.
ELECTION REGARDING PAYMENT OF PERFORMANCE UNITS
     I,                                                             , a Participant in the PRG-Schultz International, Inc. Amended and Restated 2006 Management Incentive Plan, effective as of September 1, 2006 (the “Plan”), hereby elect pursuant to my Performance Unit Agreement by and between PRG-Schultz International, Inc., a Georgia corporation (“the Company”), and me dated as of the                      day of                     , 200                    , as amended by the Amendment of Performance Unit Agreement dated as of the                      day of                     , 200                    , (the “Performance Unit Agreement”) and any subsequent amendment(s), to change the payment schedule of my Performance Units as set forth below. All capitalized terms not defined herein have the same meaning as given those terms in the Plan, the Performance Unit Agreement or the Amendment.

Payment Dates:	Percentage of Performance Units to be Paid:
(Initial boxes that apply)	(Initial boxes that apply (only one per payment
date). Total percentages for all payment dates
may not exceed 100%)

[ ] April 30, 2008	[ ] 25%	—	—	—

[ ] April 30, 2009	[ ] 25%	[ ] 50%	—	—

[ ] April 30, 2010	[ ] 25%	[ ] 50%	[ ] 75%	—

[ ] April 30, 2011	[ ] 25%	[ ] 50%	[ ] 75%	[ ] 100%

[ ] April 30, 2012	[ ] 25%	[ ] 50%	[ ] 75%	[ ] 100%

[ ] April 30, 2013	[ ] 25%	[ ] 50%	[ ] 75%	[ ] 100%

[ ] April 30, 2014	[ ] 25%	[ ] 50%	[ ] 75%	[ ] 100%

[ ] April 30, 2015	[ ] 25%	[ ] 50%	[ ] 75%	[ ] 100%

[ ] April 30, 2016	[ ] 25%	[ ] 50%	[ ] 75%	[ ] 100%
I understand that this election will be effective only (i) if it is signed by me and received by the Company’s Senior Vice President-Human Resources, General Counsel or other Company representative designated by the Chairman of the Company’s Compensation Committee and (ii) if it complies in all aspects with, and does not contradict any of, the terms of the payment election set forth in the applicable provisions of the Performance Unit Agreement, as amended, under which the election is permitted.

Date:	Signature:

Name:

RECEIPT ACKNOWLEDGED ON BEHALF OF THE COMPENSATION COMMITTEE

Date:	Signature:

Name: